DISTRIBUTOR AGREEMENT

This DISTRIBUTOR AGREEMENT by and between Kogeto Inc., a Delaware corporation, with its principal place of business located at 41 Wooster Street, Floor 2, New York, NY 10013, USA (the "Company") and Kocwcz Entertainment ,with its primary place of business at Starnberger Str. 13 24146 Kiel (the "Distributor"), dated June 19, 2012.

NOW, THEREFORE, in consideration of the promises hereinafter made by the parties hereto, it is agreed as follows:

ARTICLE I
APPOINTMENT OF DISTRIBUTORSHIP

1. Distribution Right. The Company hereby appoints and grants Distributor the non-exclusive right to sell the Products of the Company ("Products") listed in the current price list (the "Price List") at (Exhibit "A" attached hereto). The distribution right shall be limited to customers who have places of business in, and will initially use the Company's products in the geographic area set forth in Exhibit "B" attached hereto.

2. Terms. Terms of payment are net thirty (30) days from date of invoice. The Company reserves the right to revoke any credit extended at the Company's sole discretion and thereafter require prepayment in full. Distributor agrees to pay such invoices when due regardless of other scheduled deliveries. Invoices not paid within thirty (30) days of the invoice date will have one and one-half percent (1-1/2%) per month finance charge assessed against the unpaid balance from the date of invoice until the date of payment. In any legal action for unpaid invoices Distributor agrees not to make any counterclaim claim for set-off for any reason and to reserve any such claims for a separate action.

3. Title to Products. Distributer hereby grants and the Company hereby reserves a purchase money security interest in each unit of Products sold or to be sold under this Agreement and in the proceeds thereof If Distributor shall have sold or leased a unit(s) of the Products to another party prior to Distributor paying Company the purchase price for such Unit as set forth herein, such security interest shall be in all amounts Distributer will receive as such unit's purchase or lease price. These interests will be satisfied only by payment in full plus payment of all costs associated with perfecting such security interests and all costs of executing upon such security interests. A copy of this Agreement and/or any other notice of said security interest, may be filed with the appropriate authorities at any time after the signature by the Company as a financing statement in order to perfect the Company's security interest. On the request of the Company, Distributor shall execute financing statement(s) and other instruments the Company shall desire to perfect a security interest in the Products for its purchase price. Title to the Products shall pass to Distributor upon receipt by the Company of payment in full for all amounts due for such units of Products.

4. Competitive Product. Distributor agrees not to represent or sell other products which are deemed to be competitive with the Company's Products unless agreed to by the Company, in the Company's sole discretion, by written notice.

ARTICLE II
MARKETING AND SUPPORT

1. Sales. Distributor shall use its best efforts to promote the sale and distribution of the Products and to provide adequate support, which efforts shall include the following:

(a) Establishing and maintaining appropriate, attractive and accessible premises and facilities for the display and demonstration of Products;

(b) Provide an adequate, trained sales and technical staff to promote the sale and support of the Products;

(c) Undertake promotional campaigns and canvas prospective users to stimulate the sales of Products;

(d) Provide Company with forecasts every month of its probability requirements for the next six months for Products and accessories, such forecasts to be in such manner and on forms to be specified by Company and agreed to by Distributor.

2. Advertising. Company may, upon request, assist the Distributor on all advertising, sales promotion, and public relations campaigns to be conducted, including providing Distributor with documentation of previous promotional campaigns conducted in connection with the Products, and provide necessary technical information and assistance.

3. Training. Company may furnish training of Distributor's sales and technical representatives at various times and locations as shall be designated for this purpose by Company. Enrollment in training courses shall be limited to a reasonable number of persons who shall be sufficiently qualified to take the courses. Distributor shall pay the salaries and all travel and lodging expenses and subsistence of its attending representatives.

ARTICLE III
DELIVERY

1. Purchase Orders. Distributor shall order Products by written notice to Company. Each order shall specify the number of units to be shipped, the type of units to be shipped (as identified by Company model number designations indicated in the Price List) including the desired method of shipment and the installation site. Company shall indicate its acceptance of such release by returning a signed copy to Distributor. Company agrees to provide units for shipment to Distributor as close as possible to the delivery schedule set forth in each order as accepted by Company, unless Company otherwise indicates in writing. Company shall not be required to honor any release which: (a) specifies a shipping date earlier than Company's then current delivery schedule for the date such release is received by Company and/or (b) specifies a quantity to be delivered in any one month within the current delivery schedule which is greater than one hundred percent (100%) of the total quantity shipped in the preceding sixty (60) day period.

2. Shipment. Shipping and handling charges for delivery to Distributor's warehouse will be paid for by the Company on a Delivered Duty Paid basis. Onward shipping and handling charges from Distributor to retailers and resellers will be paid by Distributor. All risks and fees are transferred upon delivery to Distributor's warehouse. Shipping dates are approximate and are based, to a great extent, on prompt receipt by Company of all necessary ordering information from Distributor. Company shall not be in default by reason of any failure in its performance under this Agreement if such failure results from, whether directly or indirectly, fire, explosion, strike, freight embargo, Act of God or of the public enemy, war, civil disturbance, act of any government or subdivision, de jure or de facto, or agency or official thereof, law, material or labor shortage, transportation contingencies, unusually severe weather, default of any other manufacturer or a supplier or subcontractor, quarantine, restriction, epidemic, or catastrophe, lack of timely instructions or essential information from Distributor, or otherwise arisen out of causes beyond the control of the Company. Nor shall the Company at any time be liable for any incidental, special or consequential damages of any kind for any reason.

ARTICLE IV
PROPRIETARY RIGHTS

1. Use of Company Name. Company expressly prohibits any direct or indirect use, reference to, or other employment of its name, trademarks, or trade name exclusively licensed to Company, except as specified in this Agreement or as expressly authorized by Company in writing. All advertising and other

promotional material will be submitted to Company at least two weeks in advance and will only be used if Company consents thereto, which consent shall not be unreasonably withheld. Company hereby authorizes and requires Distributor's use of the Company's insignia or lettering which will be on the products at the time of the delivery. Company hereby authorizes the Distributor's use of the legend set forth below as set forth herein or in writing hereafter. The Company shall submit to the Distributor in writing full particulars prior to any use of the authorized legends, on stationery, invoices, promotion material or otherwise, and shall not proceed with such use unless and until the Company's written approval shall have been received.

Authorized legend shall be the following:

Kogeto Inc.

If the authorized legend is used on any stationery, invoices, promotion material or otherwise by Distributor, Distributor will, on termination of this Agreement, or upon request of Company, discontinue the use of such legend on any stationery, invoices, promotion material or otherwise and thereafter will not use, either directly or indirectly in connection with its business, such legend or any other names, titles of expressions so nearly resembling the same as would likely lead to confusion or uncertainty, or to deceive the public or anyone else.

2. Patent Indemnity. Company agrees, at its own expense, to indemnify, defend and hold harmless Distributor and its customers from all judgments and decrees resulting directly and solely from a claim, suit or proceeding insofar as it is based upon an allegation that the Products or any part thereof furnished by Company or any process which is practiced in the customary use of the Products is or has been infringing upon any patent, copyright or proprietary right, if Company is notified promptly of such claim in writing and given full authority, and full and proper information and assistance (at Company's expense) for the defense of same. In case the Products, or any part thereof, in such suit is held to constitute an infringement and the use of said Products or part is enjoined, Company shall, in its sole discretion and at its own expense, either procure for the indemnitee the right to continue using said Products or part or replace or modify the same with nonperformance or capacity or affect its compatibility with the hardware or firmware comprising the Products.

3. Title to Products and Documentation Package. Distributor acknowledges that the Products and documentation listed in Exhibit A are the property of Company, and that the products are being made available to Distributor in confidence and solely on the basis of its confidential relationship to Company, Distributor agrees not to print, copy, provide or otherwise make available, in whole or in part, any portion of an original or modified Products Documentation Package or related materials.

ARTICLE V
WARRANTY

1. Product Warranty. Company warrants that Distributor shall acquire Products purchased hereunder free and clear of all liens and encumbrances except for Company's purchase money security interest defined in Articles I, 4, above. Company further warrants all Products to be free from defects in material or workmanship under normal use and service consistent with the online user manual for a period of [e.g., ninety (90) days] from the date of shipment from Company except to the limited extent that it may be extended by the published warranty of the Company. If it is determined that either no fault exists in Company, or the damage to be repaired was caused by negligence of Distributor, its agents, employees, shippers or customers, Distributor agrees to pay all charges associated with the replacement of each such product. THIS CONSTITUTES THE SOLE WARRANTY MADE BY COMPANY EITHER EXPRESSED OR IMPLIED. THERE ARE NO OTHER WARRANTIES EXPRESSED OR IMPLIED WHICH EXTEND BEYOND THE FACE HEREOF, HEREIN, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL COMPANY BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES AND DISTRIBUTOR'S REMEDIES SHALL BE LIMITED TO REPAIR OR REPLACEMENT OF NONCONFORMING UNITS OR PARTS.

2. Misuse of Products. Any tampering, misuse or negligence in handling or use of Product renders the warranty void. Further, the warranty is void if, at any time, anyone attempts any disassembly of the product or to make any internal changes to any of the components of the Products; if any external device attached by to Product creates conditions exceeding the tolerance or prescribe use of the Products; or if any time any identification mark is removed or defaced. ANY OF THE ABOVE EVENTS THAT RENDERS THIS WARRANTY VOID WILL BE DEFINED TO INCLUDE ALL OF THE POSSIBILITIES DESCRIBED IN THIS PARAGRAPH, TOGETHER WITH ANY PRACTICE WHICH RESULTS IN CONDITIONS EXCEEDING THE DESIGN TOLERANCE OF THE PRODUCTS.

ARTICLE VI

DURATION OF AGREEMENT

1. Term. The term of this Agreement shall be for one (1) year from the date hereof, unless sooner terminated. Termination shall not relieve either party of obligations incurred prior thereto.

2. Termination. This Agreement may be terminated by either party, for any reason, with or without cause, by providing the non-terminating party with written notice of termination thirty (30) days in advance.

ARTICLE VII

NOTICES

1. Notice or Communication. Any notice or communication required or permitted hereunder (other than Administrative Notice) shall be in writing and shall be sent by registered mail, return receipt requested, postage prepaid and addressed to the addresses set forth below or to such changed address as any party entitled to notice shall have communicated in writing to the other party. Notices and communications to Company shall be sent to:

Kogeto Inc.
Jeff Glasse, CEO
41 Wooster Street, Floor 2
New York, NY 10013
USA

Notices and communications to Distributor shall be sent to address shown on first page of this Agreement. Any notices or communications to either party hereunder shall be deemed to have been given when deposited in the mail, addressed to the then current address of such party.

2. Date of Effectiveness. Any such notice or communication so mailed shall be deemed delivered and effective seventy-two (72) hours after mailing thereof in the United States.

ARTICLE VIII

GENERAL PROVISIONS

1. <u>Relationship of Parties</u>. The relationship between the parties established by this Agreement shall be solely that of vendor and vendee and all rights and powers not expressly granted to the Distributor are expressly reserved to the Company. The Distributor shall have no right, power or authority in any way to bind the Company to the fulfillment of any condition not herein contained, or to any contract or obligation, expressed or implied.

2. <u>Independence of Parties</u>. Nothing contained in this Agreement shall be construed to make the Distributor the agent for the Company for any purpose, and neither party hereto shall have any right whatsoever to incur any liabilities or obligations on behalf or binding upon the other party. The Distributor specifically agrees that it shall have no power or authority to represent the Company in any manner; that it will solicit orders for products as an independent contractor in accordance with the terms of this Agreement; and that it will not at any time represent the Company in any manner; that it will solicit orders for products as an independent contractor in accordance with the terms of this Agreement; and that it will not at any time represent orally or in writing to any person or corporation or other business entity that it has any right, power or authority not expressly granted by this Agreement.

3. <u>Indemnity</u>. The Distributor agrees to hold the Company free and harmless from any and all claims, damages, and expenses of every kind or nature whatsoever (a) arising from acts or omissions of the Distributor; (b) as a direct or indirect consequence of termination of this Agreement in accordance with its terms; or (c) arising from acts of third parties in relation to products sold to the Distributor under this Agreement, including, but not limited to execution of liens and security interests by third parties with respect to any such products.

4. <u>Assignment</u>. This Agreement constitutes a personal contract and Distributor shall not transfer or assign some or any part thereof without the advance written consent of Company.

5. <u>Entire Agreement</u>. The entire Agreement between the Company and the Distributor covering the Products is set forth herein and any amendment or modification shall be in writing and shall be executed by duly authorized representatives in the same manner as this Agreement. The provisions of this Agreement are severable, and if any one or more such provisions are determined to be illegal or otherwise unenforceable, in whole or in part, under the laws of any jurisdiction, the remaining provisions or portions hereof shall, nevertheless, be binding on and enforceable by and between the parties hereto. Any provisions, terms or conditions of Distributor's Purchase Orders which are, in any way contradicting of this Agreement, except those additional provisions specifying quantity and shipping instructions, shall not be binding upon Company and shall have no applicability to the sale of goods by Company to Distributor.

6. <u>Applicable Law</u>. This Agreement was negotiated in New York, at Kogeto's office by Distributor's telepresence in that office. This Agreement shall be governed by the laws of the State of New York. Company's rights granted hereby are cumulative and in addition to any rights it may have at law or equity. All parties to this Agreement agree that the federal and state Courts in the County, City and State of New York, USA shall have exclusive jurisdiction over any disputes related in any way to this Agreement or the Products, and irrevocably submit to the personal jurisdiction.

7. <u>Authorship</u>. This Agreement and each term thereof is the product of negotiations by and between the parties, each of whom had the advice of counsel. Therefore, if any ambiguity shall be alleged or found, no term of this agreement shall be construed or interpreted as against either party as the 'drafter' of the provision.

8. Survivorship. All of Distributor's payment and indemnification obligations shall survive the termination of this Agreement for a period of six (6) years.

9. <u>Separate Provisions</u>. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date and year indicated above.

COMPANY

By: [signature]

Name: Jeff Glasse, CEO

Date: 6/22/12

DISTRIBUTOR

By: [signature]

Name: Mehmet Ali Kocmaz CEO

Date: 19.06.2012

Kaçmaz Entertainment
Inh. Mehmet Ali K[illegible]
Stam[illegible]
24146 Kiel

EXHIBIT A
PRICE LIST

Kogeto Dot Product Only

Price: 32.00 USD per unit (non-Apple)

EXHIBIT B

DESCRIPTION OF THE TERRITORY

Subject to the provisions of this Agreement, the following countries shall constitute the Territory:

Germany
Austria